UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2007
NOVELIS INC.

(Exact name of registrant as specified in its charter)

Canada	001-32312	98-0442987

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, Suite 1500 Atlanta, Georgia	30326

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 814-4200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On July 6, 2007, Novelis Inc. (“Company”), Novelis Corporation, a Texas corporation (“Novelis Corporation”), and the other U.S. subsidiaries of the Company signatory thereto as borrowers, Novelis UK Ltd, a limited liability company incorporated under the laws of England and Wales with registered number 00279596 (“Novelis UK Ltd”), Novelis AG, a stock corporation (AG) organized under the laws of Switzerland (“Novelis AG”), AV Aluminum Inc., a corporation formed under the Canada Business Corporations Act (“AV Aluminum Inc.”), and the certain subsidiary guarantors of the Company party thereto entered into an $800 million asset-based lending credit facility (“ABL Facility”) with the lenders party thereto, ABN Amro Bank N.V., as U.S./European issuing bank, swingline lender and administrative agent, LaSalle Business Credit, LLC, as collateral agent and funding agent, UBS Securities LLC, as syndication agent, Bank of America, N.A., National City Business Credit, Inc. and CIT Business Credit Canada Inc., as documentation agents, ABN Amro Bank N.V. Canada Branch, as Canadian issuing bank, Canadian funding agent and Canadian administrative agent, and ABN Amro Incorporated and UBS Securities LLC, as joint lead arrangers and joint bookmanagers. Additionally, on July 6, 2007, the Company (as “Canadian Borrower”), Novelis Corporation (as “U.S. Borrower”), AV Aluminum Inc., and the certain subsidiary guarantors of the Company party thereto entered into a $960 million term loan facility (“Term Loan Facility”) with the lenders party thereto, UBS AG, Stamford Branch, as administrative agent and as collateral agent, UBS Securities LLC, as syndication agent, ABN Amro Incorporated, as documentation agent, and UBS Securities LLC and ABN Amro Incorporated as joint lead arrangers and joint bookmanagers.
The ABL Facility has a term of five (5) years and extends to the borrowers thereunder revolving loans in an aggregate principal amount up to $800,000,000 (including an initial Canadian commitment equivalent to US$60,000,000) plus any allowed commitment increases. In addition, under the ABL Facility, the U.S. swingline lender will make swingline loans at any time in an aggregate principal amount not in excess of $75,000,000; the European swingline lender will make European swingline loans at any time in an aggregate principal amount not in excess of U.S. $25,000,000; the U.S./European issuing bank will issue letters of credit in an aggregate face amount at any time outstanding not in excess of US$75,000,000; and the Canadian issuing bank will issue letters of credit in an aggregate face amount at any time outstanding not in excess of US$20,000,000.
The Term Loan Facility has a term of seven (7) years and extends to the borrowers thereunder an amount not in excess of $960,000,000. Term loans to the U.S. Borrower cannot exceed $660,000,000; and term loans to the Canadian Borrower cannot exceed US$300,000,000. We borrowed the full amount of the Term Loan Facility at closing.
Item 1.02 Termination of a Material Definitive Agreement
We used the proceeds from the ABL Facility and the Term Loan Facility to refinance substantially all of our existing indebtedness, including all outstanding indebtedness owing under our prior $1,950,000,000 credit agreement, as amended, entered into January 7, 2005 (“Citibank

Facility”), by the Company, Novelis Corporation, Novelis Deutschland, a limited liability company (GmbH) organized under the laws of Germany, Novelis UK Ltd, and Novelis AG, with the lenders and issuers party thereto, Citicorp North America Inc., as administrative agent and collateral agent, Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as co-syndication agents, and Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as joint lead arrangers and joint book-running managers, and to pay issuance costs associated with the new facilities. All amounts outstanding under the Citibank Facility were repaid, and the Citibank Facility was terminated effective July 6, 2007.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information provided in Item 1.01 “Entry into a Material Definitive Agreement” is incorporated herein by reference. Under the terms of the ABL Facility, the borrowers must pay the funding agent and any other applicable lenders the unpaid principal amount of the revolving loans on July 6, 2012. The funding agent has the option of accelerating payment on outstanding obligations upon the occurrence of an event of default, during the continuance of such event of default, or upon the acceleration of obligations under the Term Loan Facility. The following occurrences, among others, will be considered events of default: a default in the payment when due of any loan principal or other reimbursement; a default, lasting for three (3) business days, in the payment of any interest or fee related to any loan; the falsity, in a material respect, of any representation or warranty made in connection with any loan-related document; or a change in control, as defined in the ABL Facility.
Under the ABL Facility, interest charged is dependent on the type of loan:
     1. Any swingline loan or any loan categorized as an ABR borrowing, as defined in the ABL Facility, will bear interest at an annual rate equal to the alternate base rate (which is the greater of a) the base rate, as defined in the ABL Facility, in effect on a given day and b) the federal funds effective rate, as defined in the ABL Facility, in effect on a given day, plus 0.50%) plus the applicable margin, as defined in the ABL Facility.
     2. Eurocurrency loans will bear interest at an annual rate equal to the adjusted LIBOR rate, as defined in the ABL Facility, for the applicable interest period, plus the applicable margin, as defined in the ABL Facility.
     3. Loans designated as Canadian base rate borrowings will bear an annual interest rate equal to the Canadian base rate (which is the rate displayed at 10:30 a.m. Chicago time on display page CAPRIME of the Reuters Screen as the prime rate for loans made by Canadian banks in Canadian dollars to borrowers in Canada).
     4. Loans designated as BA rate loans, as defined in the ABL Facility, will bear interest at the average discount rate offered for bankers’ acceptances for the applicable BA interest period, as defined in the ABL Facility, appearing on the Reuters Screen CDOR page as of 10:00 a.m. Chicago time on the first day of the BA interest period, plus the applicable margin, as defined in the ABL Facility.
     5. Loans designated as EURIBOR loans will bear interest annually at a rate equal to the adjusted EURIBOR rate, as defined in the ABL Facility, for the applicable interest period, plus the applicable margin, as defined in the ABL Facility.
Under the Term Loan Facility, the borrowers must repay the administrative agent the unpaid principal amount of each loan on July 6, 2014. The administrative agent may accelerate payment on the outstanding obligations upon the occurrence of an event of default, during the continuance of such event of default, or upon the acceleration of obligations under the ABL Facility. Like the ABL Facility, the following occurrences, among others, will be considered events of default under the Term Loan Facility: a default in the payment when due of any loan principal; a default, lasting for three (3) business days, in the payment of any interest or fee related to any loan; the falsity, in a material respect, of any representation or warranty made in connection with any loan-related document; or a change in control, as defined in the Term Loan Facility.
Under the Term Loan Facility, loans characterized as ABR borrowings bear interest annually at a rate equal to the alternate base rate plus the applicable margin, as defined in the Term Loan Facility; and loans characterized as Eurocurrency borrowings bear interest at an annual rate equal to the adjusted LIBOR rate for the interest period in effect, plus the applicable margin, as defined in the Term Loan Facility.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: July 12, 2007
	By:	/s/ Leslie J. Parrette, Jr.
Leslie J. Parrette, Jr.
Secretary